FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            SFBC INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its Charter)

         Delaware                          8731                  59-2407464
(State or Jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)


                              11190 Biscayne Blvd.
                                 Miami, FL 33181
                                 (305) 895-0304
     (Address and telephone number or intended principal place of business)


        Securities to be registered pursuant to Section 12(b) of the Act:

                                           Name of each exchange on which each
          Title of each class to be so          class is to be registered
                  registered
      --------------------------------------------------------------------------
                 Common Stock                    Pacific Exchange
             Redeemable Warrats                  Pacific Exchange

  If this form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General
                Instruction A.(c), check the following box. [X]

  If this form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General
                Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates: 333-85429

        Securities to be registered pursuant to Section 12(g) of the Act:

Item 1. Description of Registrant's Securities to be Registered.

SFBC International, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, and the description of its redeemable warrants appearing under the caption "Description of Capital Stock" in the form of preliminary prospectus contained in the Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on September 8, 2000 and as the same may be subsequently amended. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or otherwise, or otherwise, shall be deemed incorporated by reference herein.

Item 2. Exhibits.

The registrant hereby incorporates by reference herein the following exhibits to the registrant's Registration Statement on Form SB-2 and subsequent exhibits contained in later amendments to Form SB-2.

Exhibit Number   Description
--------------   -----------

2                Agreement and Plan of Merger (1)
3.1              Certificate of Incorporation (1)
3.2              First Amendment to Certificate of Incorporation (1)
3.3              Form of Certificate of Correction to Certificate of
                 Incorporation (3)
3.4              Bylaws (1)
4.1              Form of Common Stock Certificate (1)
4.2              Form of Warrant Agreement (3)
4.3              Form of Warrant (3)
10.1             Employment Agreement of Arnold Hantman (2)
10.2             Employment Agreement of Lisa Krinsky, M.D. (2)
10.3             Employment Agreement of Dr. Gregory Holmes (1)
10.4             Amended and Restated 1999 Stock Option Plan (2)
10.5             Heller Healthcare Finance Loan Agreement, as amended (2)
10.6             $383,000 Secured Note (1)
10.7             Employment Agreement of D. Scott Davis (2)
10.8             Asset Purchase Agreement (2)*
10.9             Strategic Alliance Agreement (2)
10.10            Audit Committee Charter (2)
21               Subsidiaries (2)
27               Financial Data Schedule (2)

(1) Contained in Form SB-2 filed on August 17, 1999
(2) Contained in Form SB-2 /A-2 filed on July 21, 2000
(3) Contained in Form SB-2/A-3 filed on September 8, 2000

* Confidential Portions have been omitted and filed separately under an application for Confidential Treatment.

                                   Signatures


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  Registrant:  SFBC International, Inc.

                                  Date:        September 14, 2000

                                  By:         /s/ ARNOLD HANTMAN
                                              ----------------------------------
                                              Arnold Hantman
                                              Chief Executive Officer